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                                                                     Exhibit(11)

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 13 to the Registration Statement (Form N-1A) (No. 33-3082) of Navigator Tax-Free Money Market Fund, Inc. (Navigator Tax-Free Money Market Fund) of our report dated April 8, 1998, included in the 1998 Annual Report to shareholders.

                                             /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
June 23, 1998